EXHIBIT 99.1

Separation and Release Agreement

This Agreement is made between Trent E. Taylor, Employee ("Employee") and Walgreen Co., on behalf of itself, its affiliates, subsidiaries, and successors (collectively referred to as "Walgreens" or the “Company”) describing the application of certain compensation, benefits and other terms and conditions in connection with Employee's separation from Walgreens.  The purpose of this Agreement is to memorialize the terms of Employee's separation from Walgreens and to resolve all matters relating to Employee's employment with and separation from Walgreens without proceedings and litigation of any kind, on the terms and conditions that follow.

With the intention of being legally bound, Walgreens and Employee promise and agree that:

1.
Salary Continuation and Vacation Payments.  Employee agrees to resign from his employment with Walgreens, with his last day of work being January 7, 2008 (“Last Day Worked”).  Walgreens agrees to pay Employee salary continuation commencing January 8, 2008 through June 30, 2009, which will be Employee's “Paid-Through Date”.  It is understood and agreed that the payment provided for in this paragraph includes any and all accumulated vacation benefits to which Employee may be entitled.  During Employee's paid-through period, he shall be compensated at his current base salary, less tax withholdings, benefit deductions, loan repayment deductions, deferred salary, and any other legal or authorized deductions.  No additional vacation benefits will accrue after the Last Day Worked.

2.
Profit-Sharing and Health and Welfare Benefits. Walgreens agrees that Employee (and his eligible dependents, where applicable) may continue to participate in the Walgreens Medical, Prescription, Dental, Life Insurance, Flex Pay and Personal Accident Insurance Plans through his Paid-Through Date under the same terms and conditions available to other Walgreens executives.  Thereafter, Employee will be eligible to continue medical, prescription and dental coverage under the plans’ COBRA continuation provisions.  Employee may also continue to participate in the Walgreens Profit-Sharing and Profit-Sharing Restoration Plans through his Paid-Through Date.  Employee’s COBRA eligibility will not commence until the end of the Paid-Through period and his COBRA rights will not be negatively impacted by this Agreement.  Employee’s coverage under the Walgreens Income Protection Plan ends as of his Last Day Worked.

3.
Outplacement.  Walgreens agrees to provide Employee with executive outplacement services provided by an outplacement firm selected and paid for by Walgreens and consistent with the level of services provided by Walgreens to other similarly situated executive employees.  The outplacement services will be provided for up to 12 months.

4.
Bonus Payment.  Employee will be eligible to receive a fiscal year 2008 bonus payable at the time it is paid out to other Walgreens corporate employees, but no later than December 31, 2008. Employee is not eligible to receive any bonus for fiscal year 2009.

5.
Other Benefits Governed By Plan Provisions.  Employee acknowledges that he is not eligible for any additional salary continuation under the Company-paid Salary Continuation Plan.  Walgreens and Employee agree that unless expressly provided to the contrary in this Agreement, Employee's eligibility and Walgreens’ obligation for other benefits under all benefit plans in which he was a participant, including but not limited to, all stock option plans, the Restricted Performance Share Program, and all applicable Deferred Compensation/Capital Accumulation Plans, shall be governed by the provisions of each such plan and any underlying agreements, based on Employee's position held, age and length of service as of his Paid-Through Date.  For purposes of vesting in outstanding stock options and awards under the Restricted Performance Share Program, the period from the Last Day Worked through the Paid-Through Date shall be treated as continued employment.  Employee shall not be eligible for any additional stock option or Restricted Performance Share Program awards following his Last Day Worked.  In the event of Employee’s death before the Paid-Through Date the benefits hereunder, excluding the salary continuation, shall be paid to his estate or other designated beneficiary.

6.
Unemployment Compensation and Alternative Employment.  The Company agrees not to contest any application Employee may make for unemployment compensation benefits on the condition that the claim is for benefits commencing after December 31, 2008. Employee’s benefits hereunder shall not be subject to offset or reduction in the event Employee obtains alternate employment or income (not in violation of his obligation under the Non-Competition provisions of this Agreement) prior to the Paid-Through Date, nor shall Employee be under any obligation of mitigation in connection with the benefits to be paid under this Agreement.

7.
Waiver and Release.  In consideration of the promises set forth herein, Employee, individually and on behalf of his heirs, executors, administrators, successors, and assigns, does hereby irrevocably and unconditionally release, acquit, and forever discharge Walgreens, its agents, employees, insurers, successors, and assigns of and from any and all actions, complaints, causes of action, grievances, claims, damages, obligations, debts, promises, losses, demands, agreements, expenses, fees, attorneys' fees, interest, costs, wages, bonuses, benefits, pensions, back pay, short-term or long-term disability, actual damages, compensatory damages, severance pay, mental anguish, pain, embarrassment, humiliation, emotional distress, exemplary and/or punitive damages, statutory penalties, and/or any other liabilities of any nature whatsoever which have or could have arisen out of Employee's employment with or separation from Walgreens, up to and including the date of this Agreement, whether presently asserted or otherwise, known or unknown, anticipated or unanticipated, including, but not limited to:

a.
claims of any type which have or could have arisen under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., and as amended by the Civil Rights Act of 1991; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., and as amended by the Civil Rights Act of 1991; the Civil Rights Act of 1866, 42 U.S.C. § 1981, et seq., and as amended by the Civil Rights Act of 1991; the Employee Retirement Income Security Act of 1964, 29 U.S.C. § 1001, et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Fair Labor Standards Act; the Family and Medical Leave Act; and/or any other state, federal, or municipal employment discrimination statutes (including, but not limited to, claims based on age, sex, marital status, sexual preference, sexual harassment, retaliation, disability, handicap, race, religion, national origin, or attainment of benefits plan rights);

b.	claims arising under any other federal, state, or local statute, law, or ordinance, regulation or order; and/or

c.
any other claims whatsoever, including, but not limited to, claims arising under common law, contract, implied contract, breach of implied covenant of good faith and fair dealing, public policy, tort, and/or pursuant to any other claim whatsoever arising out of Employee's employment with or separation from Walgreens, up to and including the date of this Agreement, except as otherwise prohibited by law.

8.
No Detrimental Action.  Employee will not take any action detrimental to the interests of Walgreens or its affiliates, make derogatory statements, either written or oral, or otherwise disparage Walgreens, its products, services, or present or former employees, officers or directors, and will not permit others to make derogatory or disparaging statements on Employee’s behalf. Walgreens acknowledges that Employee’s termination was not “for cause”.

9.
Non-Disclosure And Non-Use.  Employee agrees not to disclose any Confidential Information, as defined below, to any person or entity other than the Company, either during the Paid-Through Date or after his employment, without the Company’s prior written consent.  Employee further agrees not to use any Confidential Information, either during or at any time after his employment, without the Company’s prior written consent, except as may be necessary to perform his/her job duties during employment with the Company.

Confidential Information means information not generally known by the public about processes, systems, products, services, including proposed products and services, business information, know-how, or trade secrets of the Company.  Confidential Information includes, but is not limited to, the following:

a.	Customer records, identity of vendors, suppliers, or landlords, profit and performance reports, prices, selling and pricing procedures and techniques, and financing methods of the Company;

b.	Customer lists and information pertaining to identities of the customers, their special demands, and their past, current and anticipated requirements for the products or services of the Company;

c.
Specifications, procedures, policies, techniques, manuals, databases and all other information pertaining to products or services of the Company, or of others for which the Company has assumed an obligation of confidentiality;

d.	Business or marketing plans, accounting records, financial statements and information, and projections of the Company;

e.	Software developed or used by the Company;

f.	Information related to the Company’s retailing, distribution or administrative facilities; and

g.	Any other information identified or defined as confidential information by Company policy.

Notwithstanding any contrary provision, Employee shall not be deemed in breach of any obligation under this section for using or disclosing any information that came into his possession prior to or independent of his employment relationship with the Company, that consists of general knowledge regarding the industry, or that has become generally known to the public through no fault of Employee.

10.	Non-Competition.

a.	Employee agrees that from now until the Paid-Through Date, Employee will not render services, directly or indirectly:

(i)
To the following organizations: CVS/Caremark Corporation, Rite Aid Corporation, Longs Drug Stores Corp., WalMart Stores Inc., Target Corporation, Express Scripts, Inc. and Medco Healthcare Solutions, Inc.; or any other person, organization or business that engages in the Pharmacy Benefits Management business (collectively referred to hereinafter as “Competing Organization(s)”);

(ii)	In the following capacity: Information Technology, Pharmacy Benefits Management (“PBM”), or any other business currently engaged in by Walgreens Health Services; and

(iii)	In the following geographic area: All states in the United States where Walgreens does business.

b.	Notwithstanding the foregoing, the Employee may render services for a Competing Organization if:

(i)	Such service does not conflict with the restrictions noted in the above paragraph (a);

(ii)	The Competing Organization’s business is diversified and the Employee becomes employed in a part of the business that is not in direct or indirect competition with the Company; or

(iii)
Prior to the Employee beginning employment with the Competing Organization, the Company receives written assurances satisfactory to the Company, from both the Competing Organization and the Employee, that the Employee will not render services directly or indirectly in connection with any product, system, service, or process of any person or organization which is the same as, comparable to, or competes directly or indirectly with a product, system, service, or process of the Company.

11.
Non-Solicitation.  Employee agrees that from now until the Paid-Through Date and for a period of twelve (12) months thereafter, Employee will not solicit any customer, client, or patient to buy a product or service of a Competing Organization or any other business or organization that competes directly or indirectly with the Company in businesses or trades in which the Company is now engaged, if either:

a.
Employee called on such customer or otherwise had contact for the purposes of maintaining or cultivating a business relationship with such customer within the Employee’s last two years of employment with the Company, or

b.
The Employee received the customer name from the Company during that same two-year period, by way of customer lists or other means, but excluding customers with whom Employee can demonstrate he/she had been doing business prior to joining the Company.

12.
Non-Inducement and No-Hire.  Employee agrees that from now until the Paid-Through Date and for the twelve (12) months thereafter, Employee will not directly or indirectly assist or encourage any person or entity in carrying out any activity that would be prohibited by the provisions of this Agreement if such activity were carried out by Employee.  Employee also specifically agrees that he/she will not directly or indirectly hire or induce any other employees or consultants to leave the employ of the Company or to carry out, directly or indirectly, any such activity prohibited by the provisions of this Agreement.

13.
Property.  Employee agrees that upon leaving the employment of the Company, he/she will not take with him/her any of the Company’s property, including Confidential Information and trade secrets, regardless of the form in which it was held or acquired by Employee, and will immediately return to the Company any and all documents, notes, records, notebooks, mobile telephones, cellular telephones, computers, PDAs (personal digital assistants), portable digital storage devices, and similar repositories of or containing or relating to Confidential Information and Company trade secrets, and including, but not limited to, all copies, notes or abstracts thereof.

14.
Consideration and Acknowledgments.  Employee acknowledges and agrees that the covenants described in Sections 9 through 12 of this Agreement are essential terms and the Agreement would not be entered into by the Company in the absence of these covenants.  Employee further acknowledges that these covenants are supported by adequate consideration as set forth in this Agreement, that full compliance with these covenants will not prevent Employee from earning a livelihood following the termination of his/her employment, and that these covenants do not place undue restraint on Employee and are not in conflict with any public interest.  Employee further acknowledges and agrees that Employee fully understands these covenants, has had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Agreement, that these covenants are reasonable and enforceable in every respect, and has voluntarily agreed to comply with these covenants for their stated term.  Employee agrees that in the event he is offered employment with a Competing Organization during the time periods listed above, Employee shall immediately notify the Competing Organization of the existence of the covenants set forth in Sections 9 through 12 above.

15.
Enforcement of This Agreement.  Employee acknowledges that compliance with the covenants set forth in Sections 9 through 12 of this Agreement are necessary to enable the Company to maintain its competitive position, and that any actual or threatened breach of these covenants will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law.  In the event of any actual or threatened breach of these covenants, the Company shall be entitled to injunctive relief, including the right to a temporary restraining order, and other relief, including damages, as may be proper.  The foregoing stipulated damages and remedies of the Company are in addition to, and not to the exclusion of, any other damages the Company may be able to prove.  In addition, if any court shall at any time hold these covenants to be unenforceable or unreasonable in scope, territory or period of time, then the scope, territory or period of time of the covenants shall be that determined by the court to be reasonable.  Employee consents to the jurisdiction of the Circuit Court of Lake or Cook County, Illinois for purposes of the enforcement of this agreement.

16.
Filing of Agreement With SEC. Employee acknowledges his understanding that the Company is obligated to file this executed Agreement with the Securities and Exchange Commission and that the Agreement will be a public document.

17.
Litigation Cooperation.  Employee agrees to fully and completely cooperate with Walgreens in all investigations, potential litigation or litigation in which Walgreens is involved or may become involved, subject to reimbursement of reasonable travel expenses if requested by Walgreens and approved in advance. For litigation assistance needed after the Paid-Through Period, the Company will provide reasonable compensation to Employee for time spent providing the litigation assistance.  Employee will also provide necessary assistance in transitioning work or projects during the Paid-Through Period.

18.	Indemnification. The Company agrees to indemnify Employee for acts occurring during the course of his employment, in accordance with the By-Laws of Walgreen Co.

19.	Claims Against Employee. The Company is currently not aware of any claims or causes of action it may have against Employee.

20.
Nonadmission of Liability.  Employee and Walgreens agree and acknowledge that the considerations exchanged in this Agreement do not constitute and shall not be interpreted as any admission of liability on the part of Walgreens under common law and/or any legal liability or violation of any local, state, or federal statute, regulations, law, or ordinance.  Employee and Walgreens acknowledge and agree that this Agreement results from the desire to expeditiously resolve any potential disputes that may exist or arise between them in connection with Employee's employment with or separation from Walgreens, and Walgreens expressly denies any violation of any law, statute, ordinance, regulation, common law tort, or contract.

21.
Construction of Agreement.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, and together with the documents and plans referenced herein constitutes the complete understanding between Employee and Walgreens regarding the subject matter of this Agreement.  No other promises and agreements shall be binding unless made in writing and signed by Employee and Walgreens.  Employee and Walgreens further agree that this Agreement supersedes any and all prior proposals, agreements, and understandings between them.  Employee agrees that other than the payments described in this Agreement, and other than what may be provided under the express language of any benefit plans in which he was a participant during his employment at Walgreens, Walgreens has no obligation of any kind to Employee for any other payment, and Employee hereby waives any claims he may otherwise have to any other payments from Walgreens.  In the event of a conflict between the provisions of this Agreement and any Company sponsored benefit plan, the parties agree that the provisions of this Agreement shall control.

22.
Severability.  To the extent that any portion or covenant of this Agreement may be held to be invalid or legally unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

23.
Disputes Over Agreement.  In the event that there is any dispute or litigation concerning this Agreement, including, but not limited to, a claim for the breach of this Agreement, a default in any party's obligations under this Agreement, or an action to interpret or declare rights under the terms of this Agreement, then the prevailing party in connection with that dispute or litigation shall be entitled to recover from the nonprevailing party the prevailing party's reasonable attorneys' fees and costs of litigation.

24.	OWBPA Provisions. In compliance with the Older Workers Benefit Protection Act, 29 U.S.C. Sec. 626(f), Employee expressly acknowledges that:
•	This Agreement is written in a manner calculated to be understood by him, and he understands all of the terms of this Agreement;
•
In addition to the waiver and release of all other claims, this Agreement results in the waiver and release by Employee of all claims arising up to and including the date of this Agreement under the Age Discrimination in Employment Act (“ADEA”) of 1967, 29 U.S.C. Sec. 621 et seq.;

•	In exchange for Employee’s release and waiver of all ADEA claims, Employee is receiving consideration in addition to anything of value to which he is already entitled;
•	Employee acknowledges that Walgreens has advised him to consult with an attorney about the terms of this Agreement before signing it;
•	Employee acknowledges that he has been given a period of 21 days in which to consider the terms and binding effect of this Agreement, and decide whether he wishes to sign it;
•
Employee understands that if he signs this Agreement, he will have seven days thereafter in which he can change his mind and revoke it.  Employee agrees that if he decides to revoke this Agreement within the seven-day revocation period, he will inform Walgreens of his decision in writing within the seven-day period, the written decision to revoke to be addressed to Ken Weigand, Senior Vice President, Human Resources, 200 Wilmot Road, Deerfield, Illinois 60015.  Employee understands and agrees that this Agreement is neither effective nor enforceable until the expiration of the seven-day revocation period.

25.
Full Knowledge and Authority to Sign. Other than as stated herein, Employee and Walgreens attest that each of them has authority to enter into this Agreement, that no promise or inducement other than as stated herein has been offered for this Agreement, that they are each legally competent to execute this Agreement, and that they accept the full responsibility therefore.  Employee further represents that he is entering into this Agreement voluntarily, with full knowledge of its rights and obligations, and after having been advised to review the Agreement with an attorney.

 Entered and Agreed to:

/s/ Trent E. Taylor                                                                            /s/ Kenneth R. Weigand
Trent E. Taylor                                                                                Walgreen Co.
                       By:      Kenneth R. Weigand, SVP

February 27, 2008                                                                          March 3, 2008
Date                                                                                                  Date